UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  ___)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐           Preliminary proxy statement.
☐           Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒           Definitive Proxy Statement.
☐           Definitive Additional Materials.
☐           Soliciting Material Pursuant to Rule 14a-12.

Commission File No.  001-33999

NORTHERN OIL AND GAS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒           No fee required.
☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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315 Manitoba Ave. ● Suite 200
Wayzata, Minnesota 55391

May 22, 2009

Dear Shareholder:

We are pleased to invite you to attend the 2009 Annual Meeting of Shareholders of Northern Oil and Gas, Inc., to be held on Thursday, June 18, 2009 at 10:00 a.m., local time, in the second floor banquet room at NorthCoast located at 294 East Grove Lane in Wayzata, Minnesota.  The formal notice of the meeting follows on the next page.

The formal notice of the meeting and proxy statement follows this cover letter.  Enclosed with this proxy statement is your proxy card, a return envelope and a copy of our Annual Report on Form 10-K for the year ended December 31, 2008.

It would be beneficial for us to know in advance of the annual meeting the number of shareholders who expect to attend in person.  If you plan to attend, please check the box provided on the proxy card or advise us when voting by telephone or internet.

We hope you are able to attend the meeting.

Thank you.

Northern Oil and Gas, Inc.
Michael L. Reger
Chairman and Chief Executive Officer

NORTHERN OIL AND GAS, INC.
315 Manitoba Ave. ● Suite 200
Wayzata, Minnesota 55391

___________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, JUNE 18, 2009
___________________________

To the Shareholder of Northern Oil and Gas, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Northern Oil and Gas, Inc., a Nevada corporation (the “Company”), will be held on Thursday, June 18, 2009, in the second floor banquet room at NorthCoast located at 294 East Grove Lane in Wayzata, Minnesota, commencing at 10:00 a.m. local time for the following purposes:

1. To elect directors to serve until the next meeting of Stockholders;

2.	To ratify the appointment of Mantyla McReynolds LLC as our independent registered public accounting firm for the year fiscal ending December 31, 2009;

3.	To approve the Company’s 2009 Equity Incentive Plan; and

4.	To act upon such other matters as may properly come before the meeting.

Only Stockholders of record at the close of business on May 22, 2009, are entitled to notice of and to vote at the Annual Meeting.

You are invited and urged to attend the meeting in person.  Whether or not you are able to attend the meeting in person, we urge you to vote your shares as promptly as possible.  If you attend the meeting, you may vote your shares in person if you wish, whether or not you submitted a proxy prior to the meeting.

By Order of the board of directors
Michael L. Reger
Chairman, Chief Executive Officer
and Secretary

Wayzata, Minnesota
May 22, 2009

TABLE OF CONTENTS

NORTHERN OIL AND GAS, INC.
315 Manitoba Ave. ● Suite 200
Wayzata, Minnesota 55391

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, JUNE 18, 2009

NORTHERN OIL AND GAS, INC.

We are a growth-oriented independent energy company engaged in the acquisition, exploration, exploitation and development of oil and natural gas properties, and have focused our activities primarily on projects based in the Rocky Mountain Region of the United States, specifically the Williston Basin.  We believe that we are able to create value via strategic acreage acquisitions and convert that value or portion thereof into production by utilizing experienced industry partners specializing in the specific areas of interest.  We have targeted specific prospects and began drilling for oil in the Williston Basin region in the fourth fiscal quarter of 2007.  As of May 20, 2009, we had completed 56 successful discoveries, consisting of 53 targeting the Bakken/Three Forks formation and three targeting a Red River Structure.  Our principal executive offices are located at 315 Manitoba Ave., Suite 200 in Wayzata, Minnesota 55391, and our telephone number is (952) 476-9800.

THE ANNUAL MEETING

We are furnishing you this proxy statement in connection with the solicitation of proxies by our board of directors in connection with the Annual Meeting of Shareholders of Northern Oil and Gas, Inc. to be held on Thursday, June 18, 2009 at 10:00 a.m., local time, in the second floor banquet room at NorthCoast located at 294 East Grove Lane in Wayzata, Minnesota.  No cameras or recording equipment will be permitted at the meeting.

Definitive copies of this proxy statement and related proxy card are first being sent on or about June 1, 2009 to all shareholders of record at the close of business on May 22, 2009 (the “record date”).  On the record date there were 34,120,103 shares of our common stock outstanding and entitled to vote at the meeting, which were held by approximately 421 holders of record.

Quorum; Abstentions; Broker Non-Votes

A quorum is necessary to hold a valid meeting.  The attendance by proxy or in person of holders of one-half of the total voting power of the outstanding shares of the Company’s common stock entitled to vote, represented in person or by proxy, is required to constitute a quorum to hold the meeting.  Abstentions and broker non-votes are counted as present for establishing a quorum, but are not counted towards approval of the proposal to which such abstention or non-vote relates.  A broker non-vote occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have the authority to do so.

If a properly executed proxy is returned and the shareholder has not indicated how the shares are to be voted at the meeting, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and will be voted in favor of each proposal presented at the meeting.  If a properly executed proxy is returned and the shareholder has withheld authority to vote for one or more nominees or voted against or abstained from voting on the ratification of our independent reregistered public accountants, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

VOTING INSTRUCTIONS

You are entitled to one vote for each share of common stock that you own as of the close of business on the record date.  Please carefully read the instructions below on how to vote your shares.  Because the instructions vary depending on how you hold your shares, it is important that you follow the instructions that apply to your particular situation.

If Your Shares are Held in Your Name

Voting by proxy.  Even if you plan to attend the meeting, please execute the proxy promptly by signing, dating and returning the enclosed proxy card by mail in the return envelope provided.

Voting in person at the meeting.  If you plan to attend the meeting, you can vote in person.  In order to vote at the meeting, you will need to bring your share certificates or other evidence of your share ownership with you to the meeting.

Revoking your proxy.  As long as your shares are registered in your name, you may revoke your proxy at any time before it is exercised at the meeting.  There are several ways you can do this:

—	by filing a written notice of revocation with our Corporate Secretary prior to commencement of the meeting;

—	by submitting another proper proxy with a more recent date than that of the proxy first given by signing, dating and returning a proxy card to our company by mail; or

—	by attending the meeting and voting in person.

If Your Shares are Held in “Street Name”

Voting by proxy.  If your shares are registered in the name of your broker or nominee, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Voting in person at the meeting.  If you plan to attend the meeting and vote in person, you should contact your broker or nominee to obtain a broker’s proxy card and bring it and your account statement or other evidence of your share ownership with you to the meeting.

Revoking your proxy.  If your shares are held in street name, you must contact your broker to revoke your proxy.

Voting Rules

By giving us your proxy, you authorize the individuals named on the proxy card to vote your shares in the manner you indicate at the meeting or any adjournments thereof.  Shares represented by a proxy properly submitted prior to the meeting will be voted at the meeting in the manner specified on such proxy.  With respect to the election of directors at the meeting, you may:

—	vote “for” the election of all nominees;

—	“withhold authority” from voting for all nominees; or

—	“withhold authority” from voting for any one or more particular nominees.

With respect to the ratification of the appointment of our independent registered public accountants, , you may:

—	vote “for” the proposal;

—	vote “against” the proposal; or

—	“abstain” from voting on the proposal.

If you return your proxy but do not specify how you want to vote your shares at the meeting, your shares will be voted in favor of such matter.

If a quorum is present at the meeting, nominees receiving the affirmative vote of the majority of the voting power represented by shares at the meeting and entitled to vote will be elected to serve as directors.  Because of this rule, failure to submit a proxy prior to the meeting will not affect the outcome of the election of directors, provided a quorum is present to conduct the meeting.

We will bear the cost of soliciting proxies.  In addition to this notice by mail, we request and encourage brokers, custodians, nominees and others to supply proxy materials to shareholders, and we will reimburse them for their expenses.  Our officers and employees may, by letter, telephone, facsimile, electronic mail, or in person, make additional requests for the return of proxies, although we do not reimburse our own employees for soliciting proxies.  We do not intend to engage any outside party to assist us with soliciting proxies in connection with the Annual Meeting.

Voting List

Our Bylaws require that we make available inspection by any shareholder, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, for a period of ten (10) days prior to such meeting and during the whole time of the meeting.  Such list shall be available for inspection during normal business hours by appropriate parties at our principal executive offices located at 315 Manitoba Ave., Suite 200, Wayzata, Minnesota 55391.  If you would like to review such list, please contact Investor Relations in advance via telephone at (952) 476-9800 or by mail to Northern Oil and Gas, Inc., 315 Manitoba Ave., Suite 200, Wayzata, Minnesota 55391, Attention:  Investor Relations.

Tabulating the Vote

Our transfer agent—Standard Registrar and Transfer Company—will tabulate votes in preparation for the meeting.  Our officers and employees will act as inspectors of election at the meeting.  All votes received prior to the meeting date will be tabulated by our transfer agent, who will separately tabulate affirmative votes, abstentions and broker non-votes.  All votes cast at the meeting will be tabulated by our officers and employees, who will separately tabulate affirmative votes, abstentions and broker non-votes.

PROPOSAL 1

ELECTION OF DIRECTORS

Our directors are elected each year at the annual meeting by our shareholders.  We do not have a classified board of directors.  Seven directors will be elected at this year’s meeting.  Each director’s term lasts until the 2010 Annual Meeting of Shareholders and until he or she is succeeded by another qualified director who has been elected.  All the nominees are currently directors of our company.  There are no familial relationships between any director or executive officer.

If a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the board of directors or the board may reduce the number of directors to be elected at the meeting.  Set forth below is information furnished with respect to each nominee for election as a director.

Name	Age	Position(s)
Michael L. Reger	33	Chairman of the Board, Chief Executive Officer and Secretary
Ryan R. Gilbertson	33	Director and Chief Financial Officer
Robert Grabb	57	Director
Jack E. King	57	Director
Lisa Meier	36	Director
Loren J. O’Toole	78	Director
Carter Stewart	51	Director

Mr. Reger has served as Chairman of the Board, Chief Executive Officer and Secretary of our company since March 20, 2007 and has been primarily involved in the acquisition of oil and gas mineral rights for his entire career.  Mr. Reger began working the oil and gas leasing business for his family’s company, Reger Oil, in 1992 and worked as an oil and gas landman for Reger Oil from 1992 until co-founding our predecessor—Northern Oil and Gas, Inc. (“Northern”)—in 2006.  Mr. Reger holds a BA in Finance and an MBA in Finance/Management from the University of St.  Thomas in St.  Paul, Minnesota.  The Reger family has a history of acreage acquisition in the Williston Basin dating to 1952.

Mr. Gilbertson has served as a director and Chief Financial Officer of our company since March 20, 2007 and co-founded our predecessor—Northern—in 2006.  Prior to co-founding Northern, Mr. Gilbertson served as a portfolio manager at Piper Jaffray in Minneapolis, Minnesota from 2005 to 2006 and at Telluride Asset Management in Wayzata, Minnesota from 2002 to 2005.  He brings extensive experience in financial structuring and capital markets.  Mr. Gilbertson holds a BA from Gustavus Adolphus College in Management/Finance.

Mr. Grabb is a Registered Petroleum geologist and has served as a director since May 3, 2007.  Mr. Grabb has worked as Senior District Geologist for Samson Investment Company, a large privately held exploration and production company headquartered in Tulsa, Oklahoma, since March 2007 and previously served as a geologist for Newfield Exploration from April 2003 to March 2007.  He was an integral member of the Newfield Exploration Geologic Team that conceptualized and commercialized the resource plays that have driven Newfield’s growth.  Mr. Grabb holds B.zS. and M.S. Degrees in geology from Montana State University.  Mr. Grabb is also a member of the American Association of Petroleum Geologists and the Society of Petroleum Engineers.

Mr. King has served as a director since May 3, 2007 and has been employed since 1983 as a landman with Hancock Resources, a prominent independent oil and gas exploration and development corporation based in Billings, Montana.  Mr. King’s 30 years in the industry began in petroleum land management in the Northern Rockies.  Throughout his career, Mr. King has managed several independent oil and gas companies.  Currently Mr. King sits on the boards of The Montana Petroleum Association, The Montana Community Foundation, and The Montana Board of Oil and Gas Conservation Commission, which is Montana’s oil and gas regulatory Board appointed by the Governor.  Mr. King holds a degree in Economics from the University of Montana.

Mrs. Meier has served as a director since September 12, 2007 and was appointed Chief Financial Officer and Treasurer of Platinum Energy Resources, Inc. in August 2008, a public independent oil and gas exploration and production company.  She served as Chief Financial Officer of Flotek Industries, Inc., a public oilfield service company, from April 2004 to August 2008.  During that time, Mrs. Meier led the turn-around of Flotek by successfully completing ten acquisitions, raising capital through public debt and equity offerings and negotiating multiple credit facilities, and listing the company on the American Stock Exchange and later the New York Stock Exchange.  Mrs. Meier was awarded Best CFO of the Year 2007 by the Houston Business Journal.  Prior to joining Flotek, Mrs. Meier worked in the energy audit practice of PricewaterhouseCoopers, LLP and worked for three Fortune 500 companies.  Mrs. Meier served in various accounting, finance, SEC reporting and risk management positions.  Mrs. Meier is a Certified Public Accountant.  Mrs. Meier is a member of the American Institute of Certified Public Accountants, Financial Executives International and National Association of Corporate Directors.  Mrs. Meier holds B.B.A.  and Masters of Accountancy degrees from the University of Texas.

Mr. O’Toole has served as a director since May 3, 2007.  Mr. O’Toole founded the law firm of O’Toole and O’Toole, based in Plentywood, Montana, over 25 years ago and actively practices law in the oil and gas industry.  Mr. O’Toole holds a BA from Gonzaga University and received his juris doctor from Georgetown University Law School.  The O’Toole law firm is a leader in the legal profession specializing in oil and gas throughout the Rocky Mountain Region.  Mr. O’Toole has over 50 years of experience in oil and gas.

Mr. Stewart has served as a director since May 3, 2007 and is a Registered Petroleum Geologist who has been generating prospects in the Williston Basin for 26 years.  Mr. Stewart has served as the principal of Stewart Geological since the late 1980’s and as a principal in Gallatin Resources, LLC since August 2004.  Stewart Geological, Inc. is currently participating in wells in Montana, Wyoming, North Dakota, New York and Alberta, Canada.  Mr. Stewart has been directly involved in the drilling of over 500 wells during his career, in several different locations within the United States and Canada.  He holds a Degree in Geology from the University of Montana, 1981.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE FOR ALL OF THE NOMINEES.

OUR BOARD OF DIRECTORS AND COMMITTEES

The board of directors represents the interests of our shareholders as a whole and is responsible for directing the management of the business and affairs of Northern Oil and Gas, Inc., as provided by Nevada law.  Our directors are elected each year at the annual meeting by our shareholders.  We do not have a classified board of directors.  Seven directors were elected at our 2008 Annual Shareholder Meeting.  Each director’s term lasts until the 2010 Annual Meeting of Shareholders and until he or she is succeeded by another qualified director who has been elected.

Directors

Our directors are elected each year at the annual meeting by our shareholders.  We do not have a classified board of directors.  Seven directors were elected at our 2008 Annual Shareholder Meeting.  Each director’s term lasts until the 2009 Annual Meeting of Shareholders and until he or she is succeeded by another qualified director who has been elected.

Independence

A majority of our board consists of “independent” directors as defined in Section 803(a)(2) of the American Stock Exchange listed company guide, including Robert Grabb, Jack King, Lisa Meier and Loren J. O’Toole.  In this regard, the board of directors has affirmatively determined that a majority of its members has no material relationship with our company either directly or as a partner, shareholder or officer of an organization that has a relationship with our company.    There are no familial relationships between any director or executive officer.

Committees

The board of directors has standing Audit, Compensation and Nominating Committees.  Our Audit and Compensation Committees consist solely of independent directors.  Consistent with Section 804 of the American Stock Exchange listed company guide, our Nominating Committee Charter requires that our Nominating Committee be comprised of at least three members, one of whom need not be independent in the event that such individual is not a current officer or employee (or an immediate family member of an officer of employee) and the board of directors, under exceptional and limited circumstances, determines that membership on the Nominating Committee by such individual is required by the best interests of our company and its shareholders.  Our Nominating Committee currently consists of two independent directors and one director who is not independent—namely, Carter Stewart—whose membership on our Nominating Committee was permitted by the board of directors due to his extensive experience in the oil and natural gas industry and his unique knowledge of individuals and companies that constitute candidates for future employment or engagement by our company.

The table on the following page shows the current membership of the Committees and identifies our independent directors:

Name	Audit Committee	Compensation Committee	Nominating Committee	Independent Directors
Ryan R. Gilbertson
Robert Grabb	X	X	X*	X
Jack King			X	X
Lisa Meier	X*	X*		X
Loren J. O’Toole	X	X		X
Michael L. Reger
Carter Stewart			X

*      Denotes Committee Chairman.

We have adopted written charters for each of our committees.  Current copies of all committee charters appear on our website at http://www.northernoil.com/governance.php and are available in print upon written request to Northern Oil and Gas, Inc., 315 Manitoba Ave., Suite 200, Wayzata, Minnesota 55391, Attention:  Corporate Secretary.

Board and Committee Meetings

The board held two meetings in 2008, the Audit Committee held five meetings in 2008 and our Nominating and Compensation Committees each held one meeting in 2008.  Each incumbent director attended at least 75% of the board of directors meetings and each member of the Audit, Compensation and Nominating Committees attended the Committee meeting in 2008, except that Loren O’Toole was unable to attend one of the board of directors meetings and Bob Grabb was unable to attend two of the Audit Committee meetings.

Audit Committee and Financial Expert

The Audit Committee’s primary function is to assist our board of directors in its general oversight of our company’s financial reporting, internal control and audit functions.  The Audit Committee’s main duties include recommending a firm of independent certified public accountants to audit the annual financial statements, reviewing the independent auditor’s independence, the financial statements and their audit report and reviewing management’s administration of the system of internal accounting controls.  Ms.  Meier serves the Audit Committee’s designated financial expert and an “independent” director as defined in Section 803(a)(2) of the American Stock Exchange listed company guide.

Our Audit Committee Charter also requires that Audit Committee review and approve all material transactions between our company and its directors, officers and 5% or greater shareholders, as well as all material transactions between our company and any relative or affiliate of any of the foregoing.

To assist the Audit Committee in fulfilling its duties, our management provides the Committee with information and reports as needed and requested.  Our Audit Committee also is provided access to our general counsel and the ability to retain outside legal counsel or other experts at its discretion if it deems such action to be necessary.

Nominating Committee

Our Nominating Committee Charter provides that persons nominated for election or appointment as directors shall be evaluated by the Committee in light of their education, reputation, experience, independence, leadership qualities, personal integrity, and such other criteria as the Committee deems relevant.  Our Nominating Committee has not adopted a specific procedure for considering candidates recommended by security holders because our board of directors, but our Nominating Committee Charter provides that the Committee will develop policies and procedures for shareholders to nominate candidates for evaluation by the Committee.  The Nominating Committee is expected to identify and evaluate nominees through internal discussions with Committee members, management and other board members.

The Nominating Committee Charter provides that the Committee may retain consultants and advisors to assist it in the process of identifying and evaluating candidates.  The Committee may also seek advice from our regular counsel or retain separate counsel to assist it in the execution of its responsibilities.

Compensation Committee

Our Compensation Committee Charter authorizes our Compensation Committee to review and approve annual base salary and incentive compensation levels, employment agreements, and benefits of the chief executive officer and other key executives.  The Compensation Committee Charter provides that the Committee may retain consultants and advisors to advise the Committee on compensation issues requiring outside expertise.  The Committee may also consult with our Audit Committee and our independent auditors regarding an annual review of the expense accounts of executives and for the purpose of reviewing any calculations required under any company incentive compensation plans.

Shareholder Communications with Board Members

The board of directors has provided the following process for shareholders to send communications to the board and/or individual directors.  All communications from shareholders should be addressed to Northern Oil and Gas, Inc., 315 Manitoba Ave., Suite 200 in Wayzata, Minnesota 55391, Attention: Corporate Secretary.  Communications to individual directors, including the Chairman of the Board, may also be made to such director at the Company’s address.  All communications sent to the Chair of the Audit Committee or to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel.  Any communications sent to the board of directors, or the non-management directors as a group, in the care of the Corporate Secretary will be reviewed by him to ensure that such communications relate to the business of our company before being reviewed by the board or the non-management directors, as applicable.

Code of Business Conduct and Ethics

The board of directors has adopted the Northern Oil and Gas, Inc. Code of Business Conduct and Ethics that applies to our directors and employees.  A current copy of our Code of Business Conduct and Ethics appear on our website at http://www.northernoil.com/governance.php and are available in print upon written request to Northern Oil and Gas, Inc., 315 Manitoba Ave., Suite 200, Wayzata, Minnesota 55391, Attention:  Corporate Secretary.

Board Member Attendance at Annual Meetings

We encourage all of our directors to attend the annual meeting of shareholders.  We generally hold a board meeting coincident with the shareholders’ meeting to minimize director travel obligations and facilitate their attendance at the shareholders’ meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock on April 28, 2009, held by those persons known to beneficially own more than 5% of our capital stock and by our directors and executive officers.  The percentage of beneficial ownership for the following table is based on 34,120,103 shares of common stock outstanding as of April 28, 2009.

Beneficial ownership is determined in accordance with the rules of the SEC and does not necessarily indicate beneficial ownership for any other purpose.  Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power.  It also includes (unless footnoted) shares of common stock that the stockholder has a right to acquire within 60 days after April 28, 2009 through the exercise of any option or other right.  The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the SEC, that only the person or entity whose ownership is being reported has converted options into shares of our common stock.

Name(1)	Number of Shares	Percent of Common Stock(2)
Certain Beneficial Owners:
Palo Alto Investors LLC (3) 470 University Ave Palo Alto, CA 94301	1,930,700	5.66%
Gilder, Gagnon, Howe & Co. LLC (4) 1775 Broadway, 26th Floor New York, NY 10019	1,761,899	5.16%
Joseph A. Geraci, II (5) 80 South 8th Street, Suite 900 Minneapolis, MN 55402	1,741,300	5.10%
Directors and Executive Officers:
Michael L. Reger (6)	4,199,991	12.31%
Ryan R. Gilbertson (7)	1,909,413	5.60%
Robert Grabb (8)	180,000	*
Lisa Meier (8)	110,000	*
Loren J. O’Toole (8)	110,000	*
Carter Stewart (9)	109,875	*
Jack King (8)	100,000	*
James R. Sankovitz (10)	20,000	*
Chad D. Winter (10)	-0-
Directors and Officers as a Group (11)	6,339,279	19.52%
____________________________
*	Less than 1%.
1.
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).  The address of each member of management and each director is care of our company.

2.	Figures are rounded to the nearest tenth of a percent.
3.
As set forth on Schedule 13G filed with the SEC on April 28, 2009, the shares reported include shares held by investment limited partnerships and investment funds of which Palo Alto Investors LLC (“PAI") is the investment adviser and/or general partner.  Each of PAI, its parent holding company and control persons disclaim beneficial ownership of the shares reported except to the extent of that person's pecuniary interest therein.

4.
As set forth on Amendment No.  1 to Schedule 13G filed with the SEC on February 17, 2009, the shares reported include 1,625,189 shares held in customer accounts over which partners and/or employees of Gilder, Gagnon, Howe & Co.  LLC have discretionary authority to dispose of or direct the disposition of the shares, 122,385 shares held in accounts owned by the partners of Gilder, Gagnon, Howe & Co.  LLC and their families, and 14,325 shares held in the account of the profit-sharing plan of Gilder, Gagnon, Howe & Co.  LLC.

5.
Includes 1,687,400 shares held by entities controlled by Mr. Geraci for which he may be deemed the beneficial owner and 53,900 shares held by Mr. Geraci’s spouse.  Excludes 213,000 shares held by Lantern Advisers, LLC, because Mr. Geraci disclaims beneficial ownership of such shares.  All shares beneficially held by Mr. Geraci are subject to an Irrevocable Proxy appointing our Corporate Secretary as proxy to vote such shares of common stock on all matters considered by our shareholders.

6.	Includes 1,000 shares held by Mr. Reger’s spouse, which may be deemed to be beneficially owned by him.
7.	Includes 1,450,000 shares held by entities owned and/or controlled by Mr. Gilbertson, which may be deemed to be beneficially owned by him.
8.	Includes 100,000 shares issuable upon exercise of currently exercisable options granted pursuant to our Incentive Stock Option Plan.
9.	Includes 61,875 shares held by entities owned and/or controlled by Mr. Stewart, which may be deemed to be beneficially owned by him.
10.
Excludes 45,000 shares authorized for issuance pursuant to the Northern Oil and Gas, Inc. 2009 Equity Incentive Plan, which plan was adopted by our board of directors on January 30, 2009 and is subject to shareholder approval.

11.
Includes shares held indirectly held by Messrs. Reger, Gilbertson and Stewart as set forth in Notes 5, 6 and 8 above and an aggregate of 400,000 shares of common stock which directors presently have the right to acquire upon exercise of currently exercisable options granted pursuant to our Incentive Stock Option Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC.  Such officers, directors and shareholders are required by the SEC to furnish us with copies of all such reports.  To our knowledge, based solely on a review of copies of reports filed with the SEC during the last fiscal year, all applicable Section 16(a) filing requirements were met, except that one report on Form 4 setting forth the indirect sale by Joseph A. Geraci II of 2,500 shares of common stock held by Mill City Ventures LP on May 29, 2008, among other things, was not filed on a timely basis.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion of executive compensation addresses the material compensation awarded to our four named executive officers, including the following individuals:

Michael L. Reger                                                          Chief Executive Officer, Chairman of the Board and Secretary

Ryan R. Gilbertson                                                       Chief Financial Officer and Director

Chad D. Winter                                                         Vice President of Operations

James R. Sankovitz                                                       General Counsel

Mr. Winter joined our company on November 1, 2007 and Mr. Sankovitz joined our company on March 11, 2008.  Messrs. Winter and Sankovitz are not considered executive officers (though they both qualify as a “named executive officer” pursuant to Item 402(m)(2) of Regulation S-K) because their positions do not entail any specific policy-making function or authority.  None of our named executive officers received any salary during fiscal years 2006 or 2007.

Summary Compensation Table

The table below shows compensation for our named executive officers for services in all capacities to our company during fiscal years 2006, 2007 and 2008.  Information provided for fiscal year 2007 reflects compensation paid by our predecessor—Northern Oil and Gas, Inc. Compensation, as reflected in this table and the tables which follow, is presented on the basis of rules of the SEC and does not, in the case of certain stock-based awards or accruals, necessarily represent the amount of compensation realized or which may be realized in the future.  For more information regarding our salary policies and executive compensation plans, please review the information under the caption “Compensation Committee Report.”

Name and Principal Position(a)	Year	Salary ($)	Bonus ($)(b)	Stock Awards ($)(c)	Non-Equity Incentive Plan Compen- sation (d)	All Other Compen- sation ($)(e)	Total Compen- sation ($)

Michael L. Reger	2006	-0-	-0-	$ 400,000	-0-	-0-	$ 400,000
Chairman, Chief Executive Officer and Secretary	2007	-0-	$ 120,000	-0-	-0-	$ 1,367	$ 121,367
	2008	$ 185,000	$ 100,000	-0-	$ 370,000	$ 155,833	$ 810,833

Ryan R. Gilbertson	2006	-0-	-0-	$ 400,000	-0-	-0-	$ 400,000
Chief Financial Officer	2007	-0-	$ 120,000	-0-	-0-	$ 1,955	$ 121,955
	2008	$ 185,000	$ 100,000	-0-	$ 370,000	$ 156,964	$ 811,964

Chad D. Winter	2006	---	---	---	-0-	---	---
Vice Pres. of Operations	2007	-0-	-0-	$ 551,892	-0-	-0-	$ 551,892
	2008	$ 105,000	-0-	-0-	-0-	$ 677	$ 105,677

James R. Sankovitz	2006	---	---	---	-0-	---	---
General Counsel	2007	---	---	---	-0-	---	---
	2008	$ 100,000	-0-	$ 105,375	-0-	$ 1,802	$ 207,177
____________________
(a)
Mr. Reger joined our company as Chief Executive Officer, Chairman of the Board and Secretary and Mr. Gilbertson joined us as Chief Financial Officer and a director on March 20, 2007.  Mr. Winter joined our company in November 2007 and Mr. Sankovitz joined our company in March 2008.  Mr. Reger, Mr. Gilbertson and Mr. Winter were not paid any salary during the fiscal year ended December 31, 2007.

(b)	The amounts reported for Messrs. Reger and Gilbertson represents a year-end cash bonus in 2007 and a $100,000 signing bonus upon execution of employment agreements in 2008.

(c)
We account for stock-based compensation under the provisions of Statement of Financial Accounting Standards No.  123(R), Share Based Payment.  This statement requires us to record an expense associated with the fair value of stock-based compensation.  We currently use the Black-Scholes option valuation model to calculate stock based compensation at the date of grant.  A more complete description of the assumptions and processes involved in determining the value of stock based compensation can be found in Note 8 – Stock Options/Stock Based Compensation of our Notes to the Financial Statements in our Form 10-K for the year ended December 31, 2008.

For 2006, amounts reported for Messrs. Reger and Gilbertson represents the value of 500,000 stock options issued under the Incentive Stock Option Plan of our predecessor—Northern Oil and Gas, Inc.—to both Mr. Reger and Mr. Gilbertson in consideration of their services for our predecessor.  250,000 options vested on June 15, 2007, and the balance vested on December 15, 2007.  Such options were exercisable at $1.05 per share for a period of ten (10) years, expiring on December 15, 2016.

For 2007, $163,392 of such amount reported for Mr. Winter represents the value of shares issuable upon the exercise of options to purchase 60,000 shares of common stock granted to Mr. Winter under our Incentive Stock Option Plan and the remaining $388,500 represents the value of 75,000 shares of common stock issued to Mr. Winter upon commencement of his employment with our company.  The stock options issued to Mr. Winter were completely exercisable at the time of grant at $5.18 per share, and expire on November 1, 2017

For 2008, the amount reported for Mr. Sankovitz reflects the amount accrued by our company for 20,000 shares of restricted common stock issued to Mr. Sankovitz upon commencement of his employment with our company, which shares were subject to vesting in a single lump sum on January 2, 2009.

(d)
For 2008, the amounts reported for Messrs. Reger and Gilbertson include a $370,000 year-end bonus based upon achievement of performance objectives and approved by the Compensation Committee but not paid in cash (see Issuance of Promissory Notes in Lieu of 2008 Cash Bonus in Item 11 of this Part III).

(e)
Reflects personal use of company-leased vehicles for Messrs. Reger and Gilbertson in 2007 and for Messrs. Winter and Sankovitz in 2008.  For 2008, the amount reported includes $2,098 for Mr. Reger’s personal use of a company-leased vehicle and $3,229 for Mr. Gilbertson’s personal use of a company-leased vehicle.

For 2008, the amounts reported for Messrs. Reger and Gilbertson include $153,735 accrued by our company as an additional bonus to pay tax obligations associated with year-end bonuses in consideration of their willingness to accept such bonuses in the form of unsecured notes rather than cash.

Compensation Discussion and Analysis

Our Compensation Committee is responsible for establishing director and executive officer compensation, policies and programs to insure that they are consistent with our compensation philosophy and corporate governance guidelines.  The Compensation Committee is authorized to make plan awards to our employees to recognize individual and company-wide achievements as the Committee deems appropriate.  Our Compensation Committee has annually reviewed and approved base salary and incentive compensation levels, employment agreements, and benefits of executive officers and other key executives.

We have implemented a compensation program that is designed to reward our management for maximizing shareholder value and ensuring the long-term stability of our company.  Our compensation program is intended to reward individual accomplishments, team success and corporate results.  It also recognizes the varying responsibilities and contributions of each employee and is intended to foster an ownership mentality among our management team.

Stock-Based Incentives

Our Chief Executive Officer—Michael Reger—and Chief Financial Officer—Ryan R. Gilbertson—both hold a significant number of shares of our outstanding common stock.  See Item 12.  Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters of Part III of this report.  In addition, our Vice President of Operations—Chad D. Winter—and our General Counsel—James R. Sankovitz—both received stock grants upon commencement of their employment.  As such, we have traditionally utilized stock incentives as a means to align the interests of our management with the interests of our shareholders and motivate our management to enhance shareholder value.  Stock issuances to-date have been designed to serve as both short-term rewards and long-term incentives.

Comparable Company Analysis

The Compensation Committee examined the compensation policies and practices of numerous exploration and production companies having a similar size and similar business objectives to our company in determining 2008 bonus and 2009 base salary values.  The companies examined included Kodiak Oil & Gas Corp., Double Eagle Petroleum Co., Gasco Energy, Inc., Gastar Exploration Ltd., Union Drilling, Inc., Bronco Drilling Company, Venoco Inc. and FX Energy, Inc.  The Compensation Committee attempted to establish a 2008 bonus and 2009 base salary consistent with the levels of comparable executive officers at the foregoing companies.

Performance Objectives

Our Compensation Committee establishes predetermined and agreed upon annual performance objectives to measure management’s achievements.  The primary factors utilized to guide 2008 performance included the following production, quarter growth and profitability targets:

Graduate our company to a national exchange (AMEX, NASDAQ, etc.);

Increase production by 100% (not to include the following wells that were producing as of January 2008: Richardson 25#1; Bergstrom 26 #1H; Reiss 34 #1H);

Achieve increasing profit, quarter-over-quarter; and

Achieve net profit for the 2008 fiscal year.

Our company and its executive officers exceeded all performance objectives established for the fiscal year ended December 31, 2008.  Our Compensation Committee has informally discussed new performance objectives for 2009 based upon the results achieved in 2008 and our management’s intended development plans for 2009, but the committee has not yet finalized 2009 performance objectives as of the time of this filing.  Our Compensation Committee will continue to monitor our company’s performance as well as market conditions throughout the year and expects to establish formal 2009 performance objectives some time in the second quarter of 2009.

Issuance of Promissory Notes in Lieu of 2008 Cash Bonus

On January 30, 2009, our Compensation Committee and Audit Committee approved the issuance of non-negotiable, unsecured subordinated promissory notes in the principal amount of $370,000 to both Mr. Reger and Mr. Gilbertson in lieu of paying cash bonuses earned in 2008.  The notes bear interest at a rate of twelve percent (12.0%) per annum and originally required monthly interest-only payments to Messrs. Reger and Gilbertson.  Any unpaid principal amount and all accrued but unpaid interest on the notes is due and payable in full in a single lump sum on February 1, 2010.  The notes are subordinate to any secured debt of the Company.

In connection with the CIT Facility completed February 27, 2009, Messrs. Reger and Gilbertson agreed to subordinate any and all payments under these promissory notes to the debts and payments under the CIT Facility.  We paid accrued interest of $3,406 to both Mr. Reger and Mr. Gilbertson prior to the closing of the CIT Facility, and may only make future payments on the notes on a semi-annual basis upon re-determination of our reserve calculations and provided we otherwise remain in compliance with the CIT Facility.  In consideration of their willingness to accept bonus compensation in the form of unsecured notes rather than cash, the Compensation Committee agreed to provide an additional bonus to Messrs. Reger and Gilbertson to pay tax obligations associated with year-end bonuses in consideration of their willingness to accept such bonuses in the form of unsecured notes rather than cash funds.  The Compensation Committee determined that such additional bonus was appropriate in light of the increased risk assumed by Messrs. Reger and Gilbertson in accepting unsecured notes from our company and the incremental benefit our company would receive by deferring the payment of such bonuses in cash and, instead, having the ability to utilize available cash for drilling and other activities.

2009 Equity Incentive Plan

On January 30, 2009, our board of directors approved the 2009 Equity Incentive Plan (the “Plan”), pending shareholder approval.  The Plan is designed to enable our company to attract, retain and motivate capable and loyal employees, non-employee directors, consultants and advisors.  The Plan is administered by our Compensation Committee.

The Plan permits grants of both options to purchase common stock and restricted shares of our common stock.  Stock options granted under the Plan may be either incentive stock options, which qualify for favorable tax treatment under Section 422 of the Internal Revenue Code, or nonqualified stock options, which do not qualify for favorable tax treatment.  The Plan permits grants of options to any employee, non-employee director, consultant or advisor of our company or its subsidiaries.

A total of 3,000,000 shares of our common stock are reserved for issuance pursuant to awards granted under the Plan.  The maximum number of shares for which any person may be granted awards under the Plan is 500,000 shares annually.  The maximum number of shares for which awards may be granted under the Plan to all persons in any calendar year shall be limited to ten percent (10%) of the total outstanding shares of our common stock.  All outstanding options granted under the Plan immediately vest and become immediately exercisable in full and all grants of restricted stock issued under the Plan become immediately fully-vested and free of all forfeiture and transfer restrictions upon a “change in control” of the Company.

On February 23, 2009, our Compensation Committee approved the issuance of 45,000 fully vested shares of common stock to both Mr. Winter and Mr. Sankovitz in recognition of their prior services to the Company.  In addition, the Compensation Committee approved the issuance of 30,000 restricted shares of common stock to both Mr. Winter and Mr. Sankovitz vesting in two equal installments on January 1, 2010 and January 1, 2011 to serve as incentives for future services of Mr. Winter and Mr. Sankovitz.

Employment Contracts, Termination of Employment and Change-in-Control

In January 2008, we entered into employment agreements with Mr. Reger and Mr. Gilbertson covering their service as our Chief Executive Officer and Chief Financial Officer, respectively.  In November 2007 and March 2008, we entered into employment agreements with Chad D. Winter and James R. Sankovitz, respectively, as a condition to their employment with our company.  On January 30, 2009, our board of directors and Compensation Committee approved certain amendments to all employment agreements, which were effectuated through adopting amended and restated employment agreements.

General Employment Agreement Provisions

The current employment agreements entitle Messrs. Reger and Gilbertson to each receive an annual base salary as determined by our Compensation Committee, but which shall increase each year a minimum of four percent (4.0%) over the prior year’s annual salary.  Messrs. Winter and Sankovitz each receive an annual base salary of $155,000.  All officers are eligible to receive bonus compensation at the discretion of our Compensation Committee or board of directors based upon meeting or exceeding established performance objectives.  The employment agreements also contain provisions prohibiting our named executive officers from competing with our company or soliciting any employees of our company for a period of one year following termination of their employment in the event either officer terminates his employment with our company.

The current employment agreements have a three-year term commencing January 30, 2009, which term automatically renews for an additional three-year term each year unless otherwise terminated by either the company or the employee.  Notwithstanding the specified term, each employee’s employment with our company is entirely “at-will,” meaning that either the employee or our company may terminate such employment relationship at any time for any reason or for no reason at all, subject to the provisions of the then-applicable employment agreements.

Change-in-Control and Similar Provisions

The current employment agreements of each named executive officer contain change-in-control provisions entitling the employees to certain payments under specified circumstances.   A “change-in-control” is defined as any one or more of the following:

The consummation of a reorganization, merger, share exchange, consolidation or similar transaction, or the sale or disposition of all or substantially all of the assets of our company, unless, in any case, the persons beneficially owning the voting securities of our company immediately before that transaction beneficially own, directly or indirectly, immediately after the transaction, at least seventy-five percent (75%) of the voting securities of our company or any other corporation or other entity resulting from or surviving the transaction in substantially the same proportion as their respective ownership of the voting securities of our company immediately prior to the transaction;

Individuals who constitute the incumbent board of directors cease for any reason to constitute at least a majority of the board of directors; or

Our shareholders approve a complete liquidation or dissolution of our company.

Upon a change-in-control of our company, each employee’s employment agreement will immediately cease and our employees will be entitled to certain specified compensation.

In the event of a change-in-control, upon the earlier to occur of their death or six (6) months following the “change in control” we must pay Messrs. Reger and Gilbertson a lump sum payment equal to twice their then-applicable annual salary in lieu of any and all other benefits and compensation to which they otherwise would be entitled and must pay Messrs. Winter and Sankovitz a lump sum payment equal to their then-applicable annual salary in lieu of any and all other benefits and compensation to which they otherwise would be entitled.  Messrs. Reger, Gilbertson, Winter and Sankovitz also are entitled to the pre-payment of the remaining lease term of their company vehicle and use of such vehicle through the remaining lease term of such vehicle, along with a lump sum payment of the estimated insurance premiums for such vehicle through the remaining lease terms upon a change-in-control.

In addition to the cash payments referenced above, upon any change-in-control our company or its successor must pay and/or issue (as appropriate) to both Messrs. Winter and Sankovitz that amount of cash and/or that number of shares of our common stock or shares of capital stock or ownership interests of any other entity which they would have been entitled to receive in connection with the change-in-control had they owned an aggregate of 30,000 fully-paid and non-assessable shares of our common stock prior to the change-in-control.

Assuming a change-in-control had occurred as of December 31, 2008, and assuming then-applicable base salaries, Messrs. Reger and Gilbertson each would have been entitled to receive a lump sum cash payment of $370,000, Mr. Winter would have been entitled to receive a lump sum cash payment of $105,000 and Mr. Sankovitz would have been entitled to receive a lump sum cash payment of $120,000.  Assuming current base salaries, Messrs. Reger and Gilbertson each would have been entitled to receive a lump sum cash payment of $570,000 and Messrs. Winter and Sankovitz each would have been entitled to receive a lump sum cash payment of $310,000.  In addition, Messrs. Reger and Gilbertson each would have been entitled to payment of approximately $30,000 toward their vehicle lease and related insurance and Messrs. Winter and Sankovitz each would have been entitled to payment of approximately $40,000 toward their vehicle lease and related insurance.  At December 31, 2008, the value of stock or similar change-in-control compensation to be awarded to both Messrs. Winter and Sankovitz would have approximated $78,000.

Our Compensation Committee carefully reviewed and considered the foregoing change-in-control provisions before approving the current employment agreements of each of our named executive officers.  In addition, our Compensation Committee Chairperson—Lisa Meier—was involved in reviewing and negotiating draft employment agreements in advance of the full Committee review and approval.

Grants of Plan-Based Awards

The following table sets forth grants of equity-based awards during the year ended December 31, 2008.  No stock options were granted in 2008.

Name	Grant Date	Number of Shares of Common Stock	Grant Date Fair Value of Stock
Michael L. Reger		-0-	----
Ryan R. Gilbertson		-0-	----
Chad D. Winter		-0-	----
James R. Sankovitz	3/22/2008	20,000 (a)	$ 142,000

(a)	Consists of common stock issued to Mr. Sankovitz upon commencement of his employment with our company, which shares are subject to vesting in a single lump sum on January 2, 2009.

Outstanding Equity Awards

The following table sets forth the outstanding equity awards to our named executive officers as of December 31, 2008.

Name	Number of Shares That Had Not Vested	Market Value of Shares That Had Not Vested
Michael L. Reger	-0-	----
Ryan R. Gilbertson	-0-	----
Chad D. Winter	-0-	----
James R. Sankovitz	20,000 (a)	$ 52,000
____________________
(a)	Consists of common stock issued to Mr. Sankovitz upon commencement of his employment with our company, which shares were subject to vesting in a single lump sum on January 2, 2009.

Option Exercises

The following table sets forth stock options exercised by each named executive officers during the year ended December 31, 2008.

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Michael L. Reger	-0-	----
Ryan R. Gilbertson	-0-	----
Chad D. Winter	60,000	$ 235,000
James R. Sankovitz	-0-	----

Defined Benefit Plans

We did not maintain any defined benefit plans as of December 31, 2008.

Non-Employee Director Compensation

Our directors receive no fees or cash compensation for their services.  Directors are, however, reimbursed for their actual out-of-pocket expenses associated with attending meetings and carrying out their obligations as directors.  On November 1, 2007, each of our outside directors received an option to purchase 100,000 shares of common stock pursuant to our Incentive Stock Option Plan.  The options were fully vested at the time of grant and are exercisable at $5.18 per share, which represents the fair market value of our common stock on the date of grant, calculated based on the average close/last trade price of our common stock reported for the five highest volume trading days during the 30-day trading period ending on the last trading day preceding the date of grant (rounded to the nearest penny).

Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2008, we had authorized the issuance of up to 2,000,000 shares of common stock underlying options that may be granted, of which options for 1,660,000 shares of common stock had already been granted, and of those granted, 400,000 remain outstanding, pursuant to our 2006 Incentive Stock Option Plan.  The following table details the outstanding grants under that plan as of December 31, 2008.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders
2006 Equity Incentive Stock Option Plan	400,000	$5.18	340,000
Equity compensation plans not approved by security holders
None	-0-	----	-0-
Total:	400,000		340,000

(a)
Includes the following stock grants approved by our Compensation Committee subject to shareholder approval of our 2009 Equity Incentive Plan:  (i) 45,000 fully vested shares of common stock to both Mr. Winter and Mr. Sankovitz in recognition of their prior services to the Company, (ii) 30,000 restricted shares of common stock to both Mr. Winter and Mr. Sankovitz vesting in two equal installments on January 1, 2010 and January 1, 2011 to serve as incentives for future services and (iii) 2,000 fully vested shares of common stock to our administrative assistant in recognition of prior services to the Company.

On January 30, 2009, our board of directors also adopted the 2009 Equity Incentive Plan, pursuant to which we may issue up to 3,000,000 shares of our common stock either upon exercise of stock options granted under such plan or through restricted stock awards under such plan, pending shareholder approval.  If the holders of outstanding options exercise those options or our Compensation

Committee determines to grant restricted stock awards under our incentive plan, stockholders may experience dilution in the net tangible book value of our common stock.  Further, the sale or availability for sale of the underlying shares in the marketplace could depress our stock price.

COMPENSATION COMMITTEE REPORT

Compensation Committee Activities

The Compensation Committee of our board consists of three independent directors.  As the Compensation Committee, we authorize and evaluate programs and, where appropriate, establish relevant performance criteria to determine management compensation.  Our Compensation Committee Charter grants the Compensation Committee full authority to review and approve annual base salary and incentive compensation levels, employment agreements, and benefits of executive officers and other key executives.

In January 2008, we established formal performance objectives for the purpose of determining the extent and propriety of awarding bonuses to Michael Reger and Ryan Gilbertson as our Chief Executive Officer and Chief Financial Officer, respectively, pursuant to such officers’ employment agreements.  Such objectives were established following several discussions between our Committee Chairperson and executive management and after considering the various 2008 business goals (including, but not limited to, production and profitability objectives).

We intend to annually adopt performance criteria to measure the performance of our executive management and determine the appropriateness of awarding year-end cash bonuses based on performance company performance.  Though we did not work with executive compensation consultants to establish the current compensation philosophy, we may work with consultants in the future to establish long-term incentive programs.

Employment Agreements

All employees, including the officers named in the summary compensation table, have entered into written employment agreements with our company.  All such agreements provide that year-end cash bonuses are at the discretion of the Compensation Committee or board of directors, to be determined according to our company’s achievement of specified predetermined and mutually agreed upon performance objectives each year.

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks.

Review of Compensation Discussion and Analysis

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis presented on the preceding pages.  Based on its review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The name of each person who serves as a member of our Compensation Committee is set forth below.

Loren J. O’Toole                                           Robert Grabb                                Lisa Meier

AUDIT COMMITTEE REPORT

The Audit Committee of the board consists of three members who are neither officers nor employees of our company, and who meet American Stock Exchange independence requirements.  Information as to these persons, as well as their duties, is provided under the caption “Our board of directors and Committees.”  The Committee met five times during 2008, and reviewed a wide range of issues, including the objectivity of the financial reporting process and the adequacy of internal controls.  The Committee ratified the selection of Mantyla McReynolds LLC (“Mantyla McReynolds”) as our independent registered public accountants, and considered factors relating to their independence.  In addition, the Committee received reports and reviewed matters regarding ethical considerations and business conduct, and monitored compliance with laws and regulations.  Prior to filing our annual report on Form 10-K, the Committee also met with our management and internal auditors and reviewed the current audit activities, plans and results of selected internal audits.  The Committee also met privately with the internal auditors and with representatives of Mantyla McReynolds to encourage confidential discussions as to any accounting or auditing matters.

The Audit Committee has reviewed and discussed with management and representatives of Mantyla McReynolds the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008.  The Committee has also discussed with Mantyla McReynolds the matters required to be discussed by Statement on Auditing Standards No.  61 (Codification of Statements on Auditing Standards, AU §380), and has received the written disclosure and letter from Mantyla McReynolds required by Independence Standards Board Standard No.  1 (“Independence Discussions with Audit Committees”) delineating all relationships they have with us and has discussed with them their independence.  Based on the review and discussions referred to above, the members of the Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.  The Committee also determined that Mantyla McReynolds’s fees and services are consistent with the maintenance of their independence as our independent registered public accountants.

The name of each person who serves as a member of our Audit Committee is set forth below.

Loren J. O’Toole                                    Robert Grabb                                   Lisa Meier

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As an oil and gas exploration company, our business strategy is to identify and exploit resources in and adjacent to existing or indicated producing areas that can be quickly developed and put in production at low cost.  We are focused on low overhead and, thus, have relied upon various relationships with third-parties that assist us in identifying and acquiring property in the most exciting new plays in a nimble and efficient fashion.  As a consequence, we have entered into, and may in the future enter into, certain transactions and arrangements with parties that have a direct or indirect relationship with one or more members of our management or board of directors.

A majority of the members of our board of directors have qualified as “independent” as defined in Section 803(a)(2) of the American Stock Exchange listed company guide since September 2007, and our board of directors has approved any and all transactions involving any material obligation by our company to any party.  See Directors—Independence and Committees in Item 10 of Part III of this report for a complete discussion regarding our Audit Committee and the independence of our directors.  Our Audit Committee Charter, as amended March 18, 2008, and the American Stock Exchange listed company guide require that Audit Committee review and approve all material transactions between our company and its directors, officers and 5% or greater shareholders, as well as all material transactions between our company and any relative or affiliate of any of the foregoing.  We anticipate that our Audit Committee will review and approve or ratify future transactions involving any executive officer, director, 5% or greater shareholder or any relative or affiliate of any of the foregoing.

In September 2007, we commenced a continuous lease program with South Fork Exploration, LLC (“SFE”), a Montana limited liability Company owned and managed by J.R.  Reger, brother of our Chief Executive Officer and Chairman—Michael Reger.  Under the terms of the program, we paid SFE an aggregate of $815,100 in 2008.  J.R.  Reger is also a shareholder of our company.

On January 30, 2009, our Compensation Committee and Audit Committee approved the issuance of non-negotiable, unsecured subordinated promissory notes in the principal amount of $370,000 to both Mr. Reger and Mr. Gilbertson in lieu of paying cash bonuses earned in 2008.  For a complete discussion of the transaction, see Issuance of Promissory Notes in Lieu of 2008 Cash Bonus in Item 11 of this Part III.

Except as disclosed above, we had no transactions during 2008, and none are currently proposed, in which we were a participant and in which any related person had a direct or indirect material interest.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee previously selected the firm of Mantyla McReynolds LLC (“Mantyla McReynolds”) as independent registered public accountants to audit our financial statements for fiscal year 2008, and our shareholders ratified that selection at our 2008 Annual Meeting.  Mantyla McReynolds continues to serve as our independent registered public accountants and has been engaged to audit our financial statements for fiscal year 2009.  A proposal to ratify that appointment will be presented to shareholders at the meeting.  If shareholders do not ratify such appointment, the Committee will select another firm of independent registered public accountants.

Representatives of Mantyla McReynolds are expected to be present at the meeting and they will have the opportunity to make a statement if they desire to do so.  In addition, they are expected to be available to respond to appropriate questions.

Registered Public Accountant Fees

Mantyla McReynolds served as our independent auditor for the two most recently completed years.  Aggregate fees for professional services rendered by Mantyla McReynolds for the years ended December 31, 2008 and December 31, 2007 were as follows:

	Fiscal Year Ended December 31, 2007	Fiscal Year Ended December 31, 2008
Audit Fees	$ 38,389	$ 140,142
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees (a)	0	3,007
Total	$ 38,389	$ 143,149
____________________
(a)	All other fees in 2008 consisted of fees for contract reviews and the potential accounting impact.

Audit fees were for professional services rendered for the audits of the financial statements, reviews of income tax provisions, audits of statutory financial statements, consents and the review of documents we filed with the SEC.  The percentage of hours spent by Mantyla McReynolds on these services that were attributable to work performed by persons not employed by Mantyla McReynolds on a full-time permanent basis did not exceed 50 percent.

The Audit Committee of the board of directors has determined that the provision of services covered by the foregoing fees is compatible with maintaining the principal accountant’s independence.  See Audit Committee Report.

Pre-Approval Policies and Procedures of Audit Committee

Our Audit Committee has adopted pre-approval policies and procedures to ensure the continued independence of our auditor.  As a general rule, we will only engage our auditors for non-audit-related work if those services enhance and support the attest function of the audit or are an extension to the audit or audit-related services.

Our Audit Committee annual evaluates our auditors’ independence, professional capability and fees based on a variety of factors.  The Committee annually obtains from the auditor a formal written statement delineating all relationships between the auditor and our company, consistent with Independence Standards Board Standard 1, and engages in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

The Audit Committee takes appropriate action to oversee the independence of the auditor, which includes review and approval of the auditors’ annual audit plan and audit scope including a description of key functions and/or locations to be audited, a general description of each of the non-audit services provided or to be provided, and an estimate of audit and non-audit fees and costs for the year and actual versus estimated for the preceding year.  The Committee ascertains whether resources are reasonably allocated as to risk and exposure, and makes any recommendations that might be required to more appropriately allocate the auditors’ efforts.

The Audit Committee appraises the efficiency and effectiveness of the audit efforts and of financial accounting and reporting systems through scheduled meetings with the auditors and ensures that management places no restrictions on the scope of audits or examinations.  The lead audit partner will review with the Committee the services the auditor expects to provide and the related fees, as appropriate.  In addition, management will provide the Committee with a periodic updates of any non-audit services that the auditor has been asked to provide or may be asked to provide in the future.

The Committee pre-approved all of the services we received from Mantyla McReynolds during 2008.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE FOR PROPOSAL 2.

PROPOSAL 3

APPROVAL OF THE
NORTHERN OIL AND GAS, INC.  2009 EQUITY INCENTIVE PLAN

On January 30, 2009, the board of directors unanimously approved, subject to stockholder approval, the Northern Oil and Gas, Inc.  2009 Equity Incentive Plan (the “Plan”) and directed that the Plan be submitted for approval by our stockholders at our 2009 Annual Meeting of Stockholders.

The Plan is intended to provide a means whereby we may be able, by granting stock options and shares of restricted stock, to attract, retain and motivate capable and loyal employees, non-employee directors, consultants and advisors of our company and its subsidiaries, for the benefit of our company and its shareholders.  The Plan is intended to continue the objectives of previously adopted Northern Oil and Gas Incentive Stock Option Plan, under which only 340,000 shares remain available for issuance upon exercise of stock options and which plan does not permit restricted stock awards.

The full text of the Plan is set forth in Exhibit A to this proxy statement and the following summary description is qualified in its entirety by reference to the full text of the Plan.

Administration

The Plan will be administered by the Compensation Committee of our board of directors (the “Committee”).  The Committee is appointed by the board of directors and will be comprised solely of two or more “non-employee directors” within the meaning of SEC Rule 16b-3 or any successor rule or regulation.  Each member of the Committee also must be an “outside director” within the meaning of Internal Revenue Code Section 162(m) or any successor provision.

The Committee has the authority to determine to whom awards will be granted, the timing, type and amount of any award and other terms and conditions of awards.  The Committee determines which persons will be granted awards under the Plan, the types of awards to be granted, the number of shares included in each award, any limitations on the exercise or vesting of awards and any other terms and conditions of awards.  The Committee may also approve amendments to outstanding awards, provided there is no conflict with the terms of the Plan, applicable law, or applicable stock market rules and regulations.  The Committee has full power to construe and interpret the Plan and to establish and amend rules and regulations for its administration, subject to the express provisions of the Plan.

Eligibility

A stock option may be granted to any employee, non-employee director, consultant or advisor of our company or its subsidiaries, except that no consultant or advisor may be granted awards in connection with the offer and sale of securities in a capital raising transaction on behalf of our company.  Restricted stock may only be granted to employees and any non-employee director.

Number of Shares Available for Issuance

A total of 3,000,000 shares of our common stock are authorized for grant under the Plan.  The total number of shares available for issuance is subject to adjustment in connection with certain changes in capitalization, and may be increased under circumstances described in the following paragraph.  As of May 20, 2008, the Committee had approved the grant of 152,000 shares of common stock, subject to shareholder approval of the Plan, leaving a total of 2,848,000 shares available for future grants under the Plan.

If any shares included in an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any shares, then the number of shares included in the award, to the extent of any such forfeiture or termination, will again be available for granting awards under the Plan.  Shares reserved for issue as under the Plan will cease to be reserved upon termination of the Plan.

  The maximum number of shares for which any person may be granted awards under the Plan in any calendar year is limited to 500,000 shares.  The maximum number of shares for which awards may be granted under the Plan to all persons in any calendar year is limited to ten percent (10%) of the total outstanding shares of our common stock.

Stock Option Awards

Option Agreement Provisions.  Each option granted under the Plan will be evidenced by a Stock Option Agreement and shall be further subject to certain terms and conditions set forth in the Plan, and such other terms and conditions as may be prescribed by the Committee:

Incentive Stock Options.  Each option grant to an employee will constitute an “incentive stock option” eligible for favorable tax treatment under Section 422 of the Internal Revenue Code (the “Code”), provided that no more than $100,000 of such options (based upon the fair market value of the underlying Shares as of the date of grant) can first become exercisable for any employee in any calendar year.  To the extent any option grant exceeds the $100,000 dollar limitation, it will constitute a “nonqualified stock option.”  No incentive stock option may be granted to any employee who at the time directly or indirectly owns more than ten percent (10%) of the combined voting power of all classes of stock of our company or of a subsidiary, unless the exercise price is not less than 110 percent (110%) of the fair market value of our common stock on the date of grant, and unless the option is not exercisable more than five (5) years after the date of grant.

Option Exercises.  The full purchase price of the shares acquired upon exercise of any option will be paid in cash, by certified or cashier’s check, or in the form of shares of our common stock with a fair market value equal to the full purchase price and free and clear of all liens and encumbrances.  The Committee may also permit the “cashless exercise” of an option.  In the event of a cashless exercise, the optionee will surrender the option, and we will issue the optionee the number of shares using a specified formula set forth in the Plan.

Exercise Period.  The period within which an option must be exercised will be determined by the Committee at the time of grant, subject to a maximum of ten (10) years, or five (5) years for an incentive stock option granted to an employee who directly or indirectly owns more than ten percent (10%) of the combined voting power of all classes of stock of our company or a subsidiary.

Vesting.  Unless modified by the Committee, each option will become exercisable to the extent of twenty-five percent (25%) of the shares on each of the first four (4) anniversaries of the date of grant.  To the extent exercisable, an option may be exercised in whole or in part.  The Committee may impose different or additional conditions with respect to length of service or attainment of specified performance goals which must be satisfied prior to exercise of all or any part of an option.

Termination of Employment.  If an optionee is an employee, and his or her employment is terminated other than by death, disability, or for conduct which is contrary to the employer’s best interests, the optionee may, within ninety (90) days of such termination (or longer, if approved by the Committee), exercise any unexercised portion of his or her option to the extent he or she was entitled to do so at the time of such termination.  If termination of employment is effected by death or disability of the optionee, the option, or any portion thereof, may be exercised to the extent the optionee was entitled to do so at the time of his or her death or disability, by the optionee or his or her personal representative, at any time within one year subsequent to the date of his or her termination of employment.  If an optionee’s employment is terminated by his or her employer for conduct which is contrary to the best interests of the employer, as determined by the employer in its sole discretion, the unexercised portion of the optionee’s option will expire automatically on the date of termination.  The Committee may, in its discretion, amend or eliminate any one or more of the foregoing provisions in connection with the grant of any individual option.

Termination of Service by Directors, Consultants and Advisors.  If an optionee is a director, consultant, or advisor, and his or her position with our company terminates for any reason, the optionee may, within ninety (90) days of such termination, or within one (1) year of such termination if the optionee is a director (or longer in either case, if approved by the Committee), exercise any unexercised portion of his or her option to the extent he or she was entitled to do so at the time of such termination.  If termination is effected by death of the optionee, the option may be exercised for the applicable period to the extent the optionee was entitled to do so at the time of his or her death by the optionee’s personal representative.

Non-transferability of Options.  No option will be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and each option will be exercisable during the optionee’s lifetime only by the optionee.  No option may be attached or subject to levy by an optionee’s creditors.

Option Exercise Price.  The per share exercise price for each option will be determined by the Committee at the time of grant, provided that the per share exercise price for any incentive stock option may not be less than the fair market value of our common stock on the date the option is granted, as defined in the Plan.

Restricted Stock Awards

Grant of Restricted Stock.  The Committee may grant restricted stock awards subject to any vesting limitations and performance objectives it deems appropriate, or none at all.  Agreements for each grant will set forth any objective performance goals which must be satisfied in order for the restricted stock to vest and the forfeiture and transfer restrictions to lapse.  The Committee may base performance goals on factors which the Committee determines appropriate from time to time, including but not limited to the Company’s stock price, market share, revenues, net income, and return on equity.  The agreement may also set forth a period of time during which the employee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse.  If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares covered by the restricted stock grant.

Escrow of Restricted Stock.  At the time of a restricted stock grant, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the recipient.  Such certificate shall be held by our transfer agent as escrow agent until vested subject to the terms and conditions of the Plan, and will bear a legend setting forth the restrictions imposed by the Committee.  The recipient of such restricted stock will have all rights of a shareholder with respect to the shares, including the right to receive dividends and the right to vote such shares, subject to the following restrictions:

▪	the recipient will not be entitled to delivery of a stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the agreement;

▪
none of the shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any other restrictive conditions; and

▪
except as otherwise determined by the Committee, all of the shares to the extent not vested shall be forfeited and all rights of the recipient to such Shares shall terminate, without further obligation on the part of our company, unless the recipient remains in the continuous employment of our company for the entire restricted period in relation to which such common stock was granted and unless any other restrictive conditions relating to the restricted stock award are met.

Any common stock, any other securities of our company and any other property (except for cash dividends) distributed with respect to shares subject to restricted stock awards will be subject to the same restrictions, terms and conditions as the restricted stock.

Termination of Restrictions.  At the end of the applicable restricted period and provided that any other restrictive conditions of the grant of restricted stock are met, or at an earlier time as determined by the Committee, the shares will be considered vested and all restrictions set forth in the agreement relating to the grant of restricted stock or in the Plan will lapse, and a stock certificate for the appropriate number of Shares, free of the restrictions and the restricted stock legend, will be delivered to the recipient or his or her beneficiary or estate, as the case may be.

Effect of a Change in Control

Unless otherwise provided in an award agreement, all outstanding options will immediately vest and become immediately exercisable in full, and all grants of restricted stock will become immediately fully-vested and free of all forfeiture and transfer restrictions, upon any “change in control” of our company.  Any of the following constitutes a “change in control” for the purposes of the Plan:

▪
The consummation of a reorganization, merger, share exchange, consolidation or similar transaction, the acquisition of a majority of the outstanding common stock by a person or group acting in concert, or the sale or disposition of all or substantially all of the assets of our company, unless, in any case, the persons beneficially owning the voting securities of our company immediately before that transaction beneficially own, directly or indirectly, immediately after the transaction, at least seventy-five percent (75%) of the voting securities of our company or any other corporation or other entity resulting from or surviving the transaction in substantially the same proportion as their respective ownership of the voting securities of our company immediately prior to the transaction;

▪	Individuals who constitute the incumbent board of directors cease for any reason to constitute at least a majority of the board of directors; or

▪	Our shareholders approve a complete liquidation or dissolution of our company.

Corporate Transactions

In the event of a recapitalization, merger, consolidation, reorganization, stock dividend, stock split or other change in capitalization affecting our present capital stock, appropriate adjustment may be made by the Committee in the number and kind of shares included in any award, and the exercise or purchase price of any award.

Duration, Amendment and Termination

The Plan automatically terminates January 30, 2019, which is ten years after the date of its approval by our board of directors, unless sooner terminated by issuance of all Shares reserved for issuance under the Plan.  No award may be granted under the Plan after the termination date.  Our board of directors may at any time terminate the Plan, or make such modifications of the Plan as it deems advisable, subject to shareholder approval to the extent required by applicable law or stock market rule or regulation.  No termination or amendment of the Plan may, without the consent of the participants to whom any awards previously have been granted, adversely affect the rights of such participants under such awards.

Federal Tax Considerations

The following summary sets forth the tax events generally expected for United States citizens under current United States federal income tax laws in connection with awards under the Plan.

Incentive Stock Options.  A recipient will realize no taxable income, and we will not be entitled to any related deduction, at the time an incentive stock option is granted under the Plan.  If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option, and we will not be entitled to any deduction in connection with such exercise.  Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a long-term capital gain or loss.  We will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by such recipient before the expiration of the statutory holding periods (a “disqualifying disposition”), the recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option.  We will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income.  Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively.  Such capital gain or loss will be long-term or short-term based upon how long the shares were held.  If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequence of such disqualifying disposition will be as described above.

The foregoing discussion applies only for regular tax purposes.  For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-qualified stock option, the tax consequences of which are discussed below.

Non-Qualified Stock Options.  A recipient will realize no taxable income, and we will not be entitled to any related deduction, at the time a non-qualified stock option is granted under the Plan.  At the time of exercise of a non-qualified stock option, the recipient will realize ordinary income, and we will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price.  Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

Restricted and Unrestricted Stock.  Unless the recipient files an election to be taxed under Section 83(b) of the Code: (a) the recipient will not realize income upon the grant of restricted stock; (b) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction, when the restrictions have been removed or expire; and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire.  If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.  With respect to awards of unrestricted stock: (a) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction upon the grant of the unrestricted stock and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant.

When the recipient disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

Withholding.  The Plan permits us to make such provisions and take such steps as we may deem necessary or appropriate for the withholding of any taxes that we are required by any law or regulation to withhold in connection with any award including, but not limited to, withholding a portion of the shares issuable pursuant to the award, or requiring the recipient to pay to our company, in cash, an amount sufficient to cover our withholding obligations.  The Committee, in its discretion, has the authority, at the time of grant of any award under the Plan or at any time thereafter, to approve cash bonuses to designated recipients to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions).  The Committee also has authority in its discretion to determine the amount of any such tax bonus and to withhold and pay such tax bonuses over to the appropriate taxing authorities on the recipient’s behalf.

New Plan Benefits

When and if this proposal is approved, and subject to Committee approval, we anticipate that initial awards under the Plan will result in the benefits described in the table below, which would be subject to a three-year vesting schedule by which restrictions would lapse as to one third of the shares on each of the first, second and third anniversaries of the grant date.  Awards for other plan participants have not yet been defined and will be at the discretion of the Committee.

Northern Oil and Gas, Inc.  2009 Equity Incentive Plan

Name and Position	Dollar Value ($) (a)	Number of Units (b)
Michael L. Reger – Chairman, Chief Executive Officer and Secretary	-0-	----
Ryan R. Gilbertson – Chief Financial Officer	-0-	----
Chad D. Winter – Vice Pres. of Operations	$ 213,000	75,000
James R. Sankovitz – General Counsel	$ 213,000	75,000
Executive Group (c)	-0-	----
Non-Executive Director Group	-0-	----
Non-Executive Officer Employee Group (c)	$ 431,680	152,000
__________________
(a)
The dollar value of stock awards is determined by multiplying the number of shares proposed to be awarded by the closing price of a share of our common stock on the NYSE Amex market on February 23, 2009—the date such grants were approved by our Compensation Committee.

(b)
For both Mr. Winter and Mr. Sankovitz, consists of the following shares of common stock to be issued upon shareholder approval of the Plan:  (i) 45,000 shares not subject to any restriction on resale other than ordinary restrictions under the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, (ii) an additional 15,000 restricted shares of common stock subject to vesting on January 1, 2010 and (iii) an additional 15,000 restricted shares of common stock subject to vesting on January 1, 2011.  For other non-executive officer employees, consists of 2,000 shares of common stock to be issued upon shareholder approval of the Plan and not subject to any restriction on resale other than ordinary restrictions under the Act and applicable state securities laws.

(c)
Messrs. Winter and Sankovitz are not considered executive officers (though they both qualify as a “named executive officer” pursuant to Item 402(m)(2) of Regulation S-K) because their positions do not entail any specific policy-making function or authority.  As such, shares of common stock issuable to Messrs. Winter and Sankovitz under the Plan are excluded from the “Executive Group” and, instead, included in the “Non-Executive Officer Employee Group.”

Vote Required and Board Recommendation

Under the rules of the NYSE Amex, approval of the Plan requires the affirmative vote of the holders of a majority of the outstanding shares of common stock represented in person or by proxy at the Annual Meeting.

The board unanimously recommends that the stockholders vote “for” the approval of the Northern Oil and Gas, Inc.  2009 Equity Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE FOR PROPOSAL 3.

NORTHERN OIL AND GAS, INC. FORM 10-K

A copy of our Form 10-K for the year ended December 31, 2008, as amended, has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.  We will send a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, or any exhibit thereto, as filed with the Securities and Exchange Commission, to any shareholder without charge, upon written request to Northern Oil and Gas, Inc., 315 Manitoba Ave., Suite 200, Wayzata, Minnesota 55391, Attention:  Investor Relations.

SHAREHOLDER PROPOSALS FOR

2010 ANNUAL MEETING

Our Bylaws require that we hold our annual meeting in May of each year or at such other time designated by our board of directors.  If you wish to have a proposal considered for inclusion in our 2010 proxy statement, we must receive your proposal at our principal executive offices on or before February 23, 2010.  Proposals should be mailed to Northern Oil and Gas, Inc., 315 Manitoba Ave., Suite 200 in Wayzata, Minnesota 55391, Attention:  Corporate Secretary.

OTHER MATTERS

The board of directors does not know of any other matter that will be presented at the annual meeting other than the proposals discussed in this proxy statement.  Under our bylaws, generally no business besides the proposals in this proxy statement may be transacted at the meeting.  However, if any other matter properly comes before the meeting, your proxies will act on such matter in their discretion.

By Order of the board of directors
Michael L. Reger
Chairman, Chief Executive Officer
and Secretary

EXHIBIT A

NORTHERN OIL AND GAS, INC.

2009 EQUITY INCENTIVE PLAN

(Adopted by the Board of Directors on January 30, 2009)

ARTICLE I.

PURPOSE

The purpose of this Plan is to provide a means whereby Northern Oil and Gas, Inc. (the “Company”) may be able, by granting stock options (”Options”) and shares of restricted stock (“Restricted Stock”), to attract, retain and motivate capable and loyal employees, non-employee directors, consultants and advisors of the Company and its subsidiaries, for the benefit of the Company and its shareholders.  Options granted under the Plan may be either Incentive Stock Options which qualify for favorable tax treatment under Section 422 of the Internal Revenue Code (the “Code”), or Nonqualified Stock Options which do not qualify for favorable tax treatment.  Options and Restricted Stock are referred to collectively in this Plan as “Awards”.

ARTICLE II.

RESERVATION OF SHARES

A total of 3,000,000 shares  (“Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) are reserved for issuance pursuant to Awards granted under the Plan.  If any Shares included in an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares included in the Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.  Shares reserved for issue as provided herein shall cease to be reserved upon termination of the Plan.

The maximum number of Shares for which any person may be granted Awards under the Plan in any calendar year shall be limited to 500,000 Shares.  The maximum number of Shares for which Awards may be granted under the Plan to all persons in any calendar year shall be limited to ten percent (10%) of the total outstanding Shares.

ARTICLE III.

ADMINISTRATION

(a) The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”).  The Committee shall be appointed by the Board of Directors and shall be comprised solely of two or more “non-employee directors” within the meaning of SEC Rule 16b-3 or any successor rule or regulation.  Each member of the Committee shall also be an “outside director” within the meaning of Internal Revenue Code Section 162(m) or any successor provision.  Vacancies in the Committee shall be filled by the Board.

(b) The Committee shall have full power to construe and interpret the Plan and to establish and amend rules and regulations for its administration, subject to the express provisions of the Plan.

(c) The Committee shall determine which persons shall be granted Awards under the Plan, the types of Awards to be granted, the number of Shares included in each Award, any limitations on the exercise or vesting of Awards in addition to those imposed by this Plan, and any other terms and conditions of Awards.  The Committee may also approve amendments to outstanding Awards, provided there is no conflict with the terms of the Plan, applicable law, or applicable stock market rules and regulations.

ARTICLE IV.

ELIGIBILITY

An Option may be granted to any employee, non-employee director, consultant or advisor of the Company or its subsidiaries, except that no consultant or advisor shall be granted Awards in connection with the offer and sale of securities in a capital raising transaction on behalf of the Company.  Restricted Stock may only be granted to employees and any non-employee director.  A person who has received an Award of an Option or Restricted Stock is referred to in this Plan as a “Participant.”

ARTICLE V.

CHANGES IN PRESENT STOCK AND EFFECT OF CHANGE OF CONTROL

(a)           In the event of a recapitalization, merger, consolidation, reorganization, stock dividend, stock split or other change in capitalization affecting the Company’s present capital stock, appropriate adjustment may be made by the Committee in the number and kind of shares included in any Award, and the exercise or purchase price of any Award.

(b)           All outstanding Options shall immediately vest and become immediately exercisable in full and all grants of Restricted Stock shall become immediately fully-vested and free of all forfeiture and transfer restrictions upon any “change in control” of the Company.  Any of the following shall constitute a “change in control” for the purposes hereof:

(i)           The consummation of a reorganization, merger, share exchange, consolidation or similar transaction, the acquisition of a majority of the outstanding Common Stock by a person or group acting in concert or the sale or disposition of all or substantially all of the assets of the Company, unless, in any case, the persons beneficially owning the voting securities of the Company immediately before that transaction beneficially own, directly or indirectly, immediately after the transaction, at least seventy-five percent (75%) of the voting securities of the Company or any other corporation or other entity resulting from or surviving the transaction in substantially the same proportion as their respective ownership of the voting securities of the Company immediately prior to the transaction;

(ii)           Individuals who constitute the incumbent Board of Directors cease for any reason to constitute at least a majority of the Board of Directors; or

(iii)           The Company’s shareholders approve a complete liquidation or dissolution of the Company.

ARTICLE VI.

OPTIONS

(a)           Option Exercise Price.  The per share exercise price for each Option shall be determined by the Committee at the time of grant, provided that the per share exercise price for any Incentive Stock Option shall be not less than the fair market value of the Common Stock on the date the Option is granted.  The “fair market value” of the Common Stock as of any date shall be the closing sale price for the Common Stock on the most recent day on which the Common stock traded prior to the grant date.  If there is no closing sale price for the Common Stock, the Committee shall use such other information deemed appropriate by the Committee to determine the fair market value of the Common Stock on the date of any grant.  No Incentive Stock Option shall be granted to any employee who at the time directly or indirectly owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of a subsidiary, unless the exercise price is not less than 110 percent (110%) of the fair market value of the Common Stock on the date of grant, and unless the Option is not exercisable more than five (5) years after the date of grant.

(b)           Exercise of Options.  An optionee shall exercise an Option by delivery of a signed, written notice to the Company, specifying the number of Shares to be purchased, together with payment of the full purchase price for the Shares.  The Company may accept payment from a broker on behalf of the optionee and may, upon receipt of signed, written instructions from the optionee, deliver the Shares directly to the broker.  The date of receipt by the Company of the final item required under this paragraph shall be the date of exercise of the Option.

(c)           Option Agreement Provisions.  Each Option granted under the Plan shall be evidenced by a Stock Option Agreement executed by the Company and the optionee, and shall be subject to the following terms and conditions, and such other terms and conditions as may be prescribed by the Committee:

(i)           Incentive Stock Option Dollar Limitation.  Each Option grant to an employee shall constitute an Incentive Stock Option eligible for favorable tax treatment under Section 422 of the Code, provided that no more than $100,000 of such Options (based upon the fair market value of the underlying Shares as of the date of grant) can first become exercisable for any employee in any calendar year.  To the extent any Option grant exceeds the $100,000 dollar limitation, it shall constitute a Nonqualified Stock Option.  Each stock option agreement shall specify the extent to which it is an Incentive and/or a Nonqualified Stock Option.  For purposes of applying the $100,000 limitation, options granted under this Plan and under all other plans of the Company and its subsidiaries which are qualified under Section 422 of the Code shall be included.

(ii)           Payment.  The full purchase price of the Shares acquired upon exercise of any Option shall be paid in cash, by certified or cashier’s check, or in the form of Shares of the Company’s Common Stock with a fair market value equal to the full purchase price and free and clear of all liens and encumbrances.

The Committee in its sole discretion may also permit the “cashless exercise” of an Option.  In the event of a cashless exercise, the optionee shall surrender the Option to the Company, and the Company shall issue the optionee the number of Shares determined as follows:

X = Y (A-B) /A where:

X = the number of Shares to be issued to the optionee.

Y = the number of Shares with respect to which the Option is being exercised.

A = the closing sale price of the Common Stock on the date of exercise, or in the absence thereof, the fair market value on the date of exercise.

B = the Option exercise price.

(iii)           Exercise Period.  The period within which an Option must be exercised shall be determined by the Committee at the time of grant.  The exercise period for an Incentive Stock Option or a Nonqualified Stock Option shall be subject to a maximum of ten (10) years, or five (5) years for an Incentive Stock Option granted to an employee who directly or indirectly owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company or a subsidiary.  Unless modified by the Committee, each Option shall become exercisable to the extent of twenty-five percent (25%) of the shares on each of the first four (4) anniversaries of the date of grant.  To the extent exercisable, an Option may be exercised in whole or in part.  The Committee may impose different or additional conditions with respect to length of service or attainment of specified performance goals which must be satisfied prior to exercise of all or any part of an option.

(iv)           Rights of Optionee Before Exercise.  The holder of an Option shall not have the rights of a shareholder with respect to the Shares covered by his or her Option until such Shares have been issued to him or her upon exercise of the Option.

(v)           Termination of Employment.  If an optionee is an employee, and his or her employment is terminated other than by death, disability, or for conduct which is contrary to the employer’s best interests, the optionee may, within ninety (90) days of such termination (or longer, if approved by the Committee), exercise any unexercised portion of his or her Option to the extent he or she was entitled to do so at the time of such termination.

If termination of employment is effected by death or disability of the optionee, the Option, or any portion thereof, may be exercised to the extent the optionee was entitled to do so at the time of his or her death or disability, by the optionee or his or her personal representative, at any time within one year subsequent to the date of his or her termination of employment.

If an optionee’s employment is terminated by his or her employer for conduct which is contrary to the best interests of the employer, as determined by the employer in its sole discretion, the unexercised portion of the optionee’s Option shall expire automatically on the date of termination of his or her employment.

The Committee may, in its discretion, amend or eliminate any one or more of the provisions of this paragraph (v) in connection with the grant of any individual Option(s).

Notwithstanding the foregoing, no Option shall be exercisable subsequent to the date of expiration of the Option term and no Option shall be exercisable subsequent to the termination of the optionee’s employment except as specifically provided in this paragraph (v).

(vi)           Termination of Service by Directors, Consultants and Advisors.  If an optionee is a director, consultant, or advisor, and his or her position with the Company terminates for any reason, the optionee may, within ninety (90) days of such termination, or within one (1) year of such termination if the optionee is a director (or longer in either case, if approved by the Committee), exercise any unexercised portion of his or her Option to the extent he or she was entitled to do so at the time of such termination.  If termination is effected by death of the optionee, the Option may be exercised for the applicable period to the extent the optionee was entitled to do so at the time of his or her death by the optionee’s personal representative.  No Option shall be exercisable subsequent to the date of expiration of the Option term and no Option shall be exercisable subsequent to the termination of the optionee’s position with the Company, except as specifically provided in this paragraph (vi).

(vii)           Non-transferability of Option.  No Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and each Option shall be exercisable during the optionee’s lifetime only by the optionee.  No Option may be attached or subject to levy by an optionee’s creditors.

(viii)           Date of Grant.  The date on which the exercise price becomes fixed for an Option shall be considered the date on which the Option is granted.

ARTICLE VII.

RESTRICTED STOCK

(a)           Grant of Restricted Stock.  Each grant of Restricted Stock made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the agreement containing the terms of such grant.  The agreement for each grant shall set forth any objective performance goals which must be satisfied in order for the Restricted Stock to vest and the forfeiture and transfer restrictions to lapse.  The Committee may base performance goals on factors which the Committee determines appropriate from time to time, including but not limited to the Company’s stock price, market share, revenues, net income, and return on equity.  The agreement may also set forth a period of time during which the employee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse.  If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares covered by the Restricted Stock grant.

(b)           Agreements.  Awards of Restricted Stock shall be evidenced by agreements in such form as the Committee shall from time to time approve, which agreements shall be subject to the terms and conditions contained in the Plan and any additional terms and conditions established by the Committee that are consistent with the Plan.

(c)           Delivery of Common Stock and Restrictions.  At the time of a Restricted Stock grant, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the Participant.  Such certificate shall be held by an escrow agent appointed by the Company for the account of the Participant until vested subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine.  The Participant shall have all rights of a shareholder with respect to the Shares, including the right to receive dividends and the right to vote such shares, subject to the following restrictions:

(i)           the Participant shall not be entitled to delivery of a stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the agreement with respect to such Shares;

(ii)           none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and

(iii)           except as otherwise determined by the Committee, all of the Shares to the extent not vested shall be forfeited and all rights of the Participant to such Shares shall terminate, without further obligation on the part of the Company, unless the Participant remains in the continuous employment of the Company for the entire restricted period in relation to which such Common Stock was granted and unless any other restrictive conditions relating to the Restricted Stock Award are met.

Any Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Stock Awards shall be subject to the same restrictions, terms and conditions as such Restricted Stock.

(d)           Termination of Restrictions.  At the end of the applicable restricted period and provided that any other restrictive conditions of the grant of Restricted Stock are met, or at such earlier time as otherwise determined by the Committee, the Shares shall be considered vested and all restrictions set forth in the agreement relating to the grant of Restricted Stock or in the Plan shall lapse as to the Restricted Stock subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and the Restricted Stock legend, shall be delivered to the Participant or his or her beneficiary or estate, as the case may be.

ARTICLE VIII.

GENERAL

(a)           No Cash Consideration for Awards.  Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b)           Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award.  Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

(c)           Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee.

(d)           Restrictions; Stock Market Listing.  All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.  If the Shares are traded on a securities market, the Company shall not be required to deliver any Shares covered by an Award unless and until such Shares have been admitted for trading on such securities market.

(e)           No Right to Continued Employment.  Nothing in the Plan or in any Award document shall be construed to confer upon any employee any right to continue in the employ of the Company or a subsidiary, or to interfere in any way with the right of the Company or a subsidiary as employer to terminate his or her employment at any time, nor to derogate from the terms of any written employment agreement between such corporation and the optionee.

(f)           Section 16 Compliance.  The Plan is intended to comply in all respects with SEC Rule 16b-3, as amended, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3.  If any Plan provision does not comply with Rule 16b-3, the provision shall be deemed inoperative.  The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Securities and Exchange Act of 1934, as amended, without so restricting, limiting or conditioning the Plan with respect to other Participants.

ARTICLE IX.

WITHHOLDING OF TAXES; TAX BONUSES

The Company shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation to withhold in connection with any Award including, but not limited to, withholding a portion of the Shares issuable pursuant to the Award, or requiring the Participant to pay to the Company, in cash, an amount sufficient to cover the Company’s withholding obligations.

The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions).  The Committee shall have full authority in its discretion to determine the amount of any such tax bonus and the Company shall have the authority to withhold and pay such tax bonuses over to the appropriate taxing authorities on the Participants’ behalf.

ARTICLE X.

EFFECTIVE DATE OF PLAN

The effective date of the Plan shall be the date of its original adoption by the Board of Directors of the Company as indicated on the first page hereof.

ARTICLE XI.

DURATION OF THE PLAN

The Plan shall terminate January 30, 2019, which is ten years after the date of its approval by the Board of Directors, unless sooner terminated by issuance of all Shares reserved for issuance hereunder.  No Award shall be granted under the Plan after such termination date.

ARTICLE XII.

TERMINATION OR AMENDMENT OF THE PLAN

The Board of Directors of the Company may at any time terminate the Plan, or make such modifications of the Plan as it shall deem advisable, subject to shareholder approval to the extent required by applicable law or stock market rule or regulation.  No termination or amendment of the Plan may, without the consent of the Participants to whom any Awards shall previously have been granted, adversely affect the rights of such Participants under such Awards.

ARTICLE XIII.

SHAREHOLDER APPROVAL

The Board of Directors shall submit the Plan to the shareholders for their approval within 12 months of the date of its adoption by the Board.  Awards granted prior to such approval are contingent on receipt of such approval, and shall automatically lapse and become null and void ab initio if such approval is not granted.  If any grants of Restricted Stock lapse due to failure to obtain shareholder approval, the Company shall pay to the affected Participants, in cash, an amount equal to the total fair market value of the Shares of Restricted Stock granted to the Participant as of the grant date or the date the shareholders fail to approve the Plan, whichever is greater.  The Board shall also submit any amendments to the shareholders for approval if required by applicable law or stock market rule or regulation.

ARTICLE XIV.

INTERPRETATION

The Plan shall be interpreted in accordance with Minnesota law.

* * * * * * * * * * * * * * * * * * * * *

ANNUAL MEETING OF SHAREHOLDERS

Thursday, June 18, 2009

10:00 a.m. Minneapolis Time

Second Floor Banquet Room at NorthCoast

294 East Grove Lane

Wayzata, Minnesota

proxy

This proxy is solicited on behalf of the board of directors of Northern Oil and Gas, Inc.  Whether or not you are able to attend the Annual Meeting in person, we urge you to sign and date below and return it in the enclosed envelope.

The shareholder of Northern Oil and Gas, Inc. whose name and signature appear on the reverse side of this card, having received the notice of Annual Meeting of shareholders and the related proxy statement for Northern Oil and Gas, Inc.’s Annual Meeting of Shareholders to be held in the second floor banquet room at NorthCoast located at 294 East Grove Lane in Wayzata, Minnesota, on Thursday, June 18, 2009, at 10:00 a.m., local time, hereby constitutes and appoints Michael L. Reger and Ryan R. Gilbertson, and each of them, his, her or its true and lawful agents and proxies with full power of substitution in each, to represent such shareholder at the Annual Meeting, and at any adjournments thereof, and to vote at the Annual Meeting, and at any adjournments thereof, all shares of common stock held of record by the shareholder as of the close of business on May 22, 2009, in the manner shown on the reverse side of this card.

IF A PROPERLY EXECUTED PROXY IS RETURNED AND THE SHAREHOLDER HAS NOT INDICATED HOW THE SHARES ARE TO BE VOTED AT THE MEETING, THE SHARES REPRESENTED BY SUCH PROXY WILL BE CONSIDERED PRESENT AT THE MEETING FOR PURPOSES OF DETERMINING A QUORUM AND WILL BE VOTED FOR EACH PROPOSAL PRESENTED AT THE MEETING.

See reverse for voting instructions.

Please detach here

The board of directors Recommends a Vote FOR the Election of All Nominees and FOR Proposal 2 and 3.
1.	Election of directors of the Company to serve until the next meeting of Stockholders:	01 Michael L. Reger 02 Robert Grabb 03 Ryan R. Gilbertson 04 Loren J. O’Toole	05 Jack King 06 Lisa Bromiley Meier 07 Carter Stewart		Vote FOR all nominees (except as marked)		Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.			To ratify the appointment of Mantyla McReynolds LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2009		 For	 Against	 Abstain
3.			To approve the Northern Oil and Gas, Inc. 2009 Equity Incentive Plan		 For	 Against	 Abstain

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.  If a properly executed proxy is returned and the shareholder has withheld authority to vote for one or more nominees or voted against or abstained from voting on the ratification of our independent reregistered public accountants, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

Address Change? Mark Box  Indicate changes below:			Date

Signature(s) in Box
The undersigned hereby revokes any proxy previously given with respect to our common shares and hereby ratifies and confirms all that the proxies, their substitutes or any of them may lawfully do by virtue hereof.  When shares are held by joint tenants, both should sign.  If a corporation, please sign the full corporate name by any authorized officer.  If a partnership, LLC or other entity, including trusts, please sign the entity name by an authorized person and indicate such person’s position with the entity.